Exhibit 95

Mine Safety Disclosures

Mine or Operating Name/MSHA Identification Number	Contractor ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Notes

Bear Run, 1202422	Z8T	3

Black Thunder, 4800977	Z8T												1

Colowyo, 0502962	Z8T												3

Cordero Min, 4800992	Z8T	1					3,469

El Segundo, 2902257	Z8T						460
	Z620	2					432

Four Corners, 0801117	Z8T										1		1

Hookers Prairie, 0800835	Z8T												1

Intrepid Potash East, 2900170	VTK						100

Kayenta, 0201195	Z8T	1					2,742

Lee Creek, 3100212	Z8T						4,590

Lee Ranch, 2901879	Z8T	1					6,268				1	1
	Z620						100

Republic Energy, 4609054	Z8T										1

Shop Hollow, 4407041	E118	1					1,530

South Fort Meade, 0801183	Z8T						540						1

Thompson Creek, 1000531	Z260						108

Three Oaks, 4104085	Z8T												2

Twilight, 4608645	Z8T										1		2
Total		9					20,339				4	1	11